Exhibit 10.1

AMENDMENT NO. 1 TO

INVESTMENT MANAGEMENT TRUST AGREEMENT

THIS AMENDMENT NO. 1 TO THE INVESTMENT MANAGEMENT TRUST AGREEMENT (this “Amendment”) is made as of June 13, 2023, by and between Athena Technology Acquisition Corp. II, a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee”). Capitalized terms contained in this Amendment, but not specifically defined in this Amendment, shall have the meanings ascribed to such terms in the Original Agreement (as defined below).

WHEREAS, on December 14, 2021, the Company consummated an initial public offering (the “Offering”) of units of the Company, each of which is composed of one share of the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”), and one-half of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one share of Common Stock;

WHEREAS, $256,287,500 of the gross proceeds of the Offering and sale of the Private Placement Warrants (as defined in the Underwriting Agreement) were delivered to the Trustee to be deposited and held in the segregated Trust Account located in the United States for the benefit of the Company and the holders of the shares of Common Stock included in the Units issued in the Offering pursuant to the investment management trust agreement made effective as of December 9, 2021, by and between the Company and the Trustee (the “Original Agreement”);

WHEREAS, the Company has sought the approval of the holders of its shares of Common Stock and holders of its shares of Class B common stock, par value $0.0001 per share (the “Class B Common Stock”), at a special meeting to: (i) give the Company the right to extend the date (the “Termination Date”) by which it has to consummate a business combination from June 14, 2023 to up to March 14, 2024 (the “Extended Date”) (the “Extension Amendment”) and (ii) a proposal to amend the Original Agreement to allow the Company to extend the Termination Date to the Extended Date by electing to extend the date to consummate an initial business combination on a monthly basis up to nine times by an additional one month each time after June 14, 2023 until the Extended Date, or a total of up to nine months after June 14, 2023, provided that Athena Technology Sponsor II, LLC or its affiliates or permitted designees will deposit into the Trust Account the lesser of (a) $60,000 and (b) $0.03 for each share of Common Stock issued and outstanding that has not been redeemed in accordance with the terms of the Company’s charter upon the election of each such one-month extension unless the closing of the Company’s initial business combination shall have occurred (the “Trust Amendment”);

WHEREAS, holders of at least sixty-five percent (65%) of the then issued and outstanding shares of Common Stock and Class B Common Stock, voting together as a single class, approved the Extension Amendment and the Trust Amendment; and

WHEREAS, the parties desire to amend the Original Agreement to, among other things, reflect amendments to the Original Agreement contemplated by the Trust Amendment.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Section 1(i) of the Original Agreement is hereby amended and restated in its entirety as follows:

“(i) Commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by the Chief Executive Officer, Chief Financial Officer, President, Executive Vice President, Vice President, Secretary or Chairman of the board of directors of the Company (the “Board”) or other authorized officer of the Company, and, in the case of a Termination Letter in a form substantially similar to the attached hereto as Exhibit A, acknowledged and agreed to by the Representative, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses), only as directed in the Termination Letter and the other documents referred to therein, or (y)  the date which is the later of (1) 18 months after the closing of the Offering (which such date may be extended by the Company for one month up to nine times following such date, provided that Athena Technology Sponsor II, LLC, the Company’s sponsor, or any of its affiliates or designees will deposit into the Trust Account, upon the election of each such one-month extension, the lesser of (a) $60,000 and (b) $0.03 per unredeemed share of Common Stock) and (2) such later date as may be approved by the Company’s stockholders in accordance with the Company’s amended and restated certificate of incorporation if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses) shall be distributed to the Public Stockholders of record as of such date;”

2.	A new Section 1(m) shall me added to the Original Agreement as follows:

“(m) Upon receipt of an extension letter (“Extension Letter”) substantially similar to Exhibit E hereto at least five days prior to the applicable Termination Date (as may be extended in accordance with Section 1(i) herein), signed on behalf of the Company by an executive officer, and receipt of the dollar amount specified in the Extension Letter on or prior to such Termination Date (if and as applicable), to follow the instructions set forth in the Extension Letter.”

3.	A new Exhibit E shall be added to the Original Agreement as follows:

EXHIBIT E

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company 1 State Street, 30th Floor

New York, New York 10004

Attn:

Re: Trust Account No. [   ] Extension Letter

Dear :

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Athena Technology Acquisition Corp. II (“Company”) and Continental Stock Transfer & Trust Company, dated as of December 9, 2021 (“Trust Agreement”), this is to advise you that the Company is extending the time available to consummate an initial business combination for an additional one (1) month, from       to       (the “Extension”).

This Extension Letter shall serve as the notice required with respect to any Extension prior to the applicable Termination Date (as may be extended in accordance with Section 1(i) of the Trust Agreement). Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to the deposit a contribution in the amount of $[●] for such one-month extension, unless the closing of the Company’s initial business combination shall have occurred, which will be wired to you, into the Trust Account investments upon receipt.

Very truly yours,

Athena Technology Acquisition Corp. II

By:
Name:
Title:

4. Miscellaneous Provisions.

4.1. Successors. All the covenants and provisions of this Amendment by or for the benefit of the Company or the Trustee shall bind and inure to the benefit of their permitted respective successors and assigns.

4.2. Severability. This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

4.3. Applicable Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.

4.4. Counterparts. This Amendment may be executed in several original or facsimile counterparts, each of which shall constitute an original, and together shall constitute but one instrument.

4.5. Effect of Headings. The section headings herein are for convenience only and are not part of this Amendment and shall not affect the interpretation thereof.

4.6. Entire Agreement. The Original Agreement, as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

Continental Stock Transfer & Trust Company, as Trustee

By:	/s/ Francis Wolf
Name:	Francis Wolf
Title:	Vice President

Athena Technology Acquisition Corp. II

By:	/s/ Isabelle Freidheim
Name:	Isabelle Freidheim
Title:	Chief Executive Officer

[Signature Page to Amendment No. 1 to Investment Management Trust Agreement]

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